Atlas Financial Holdings, INC.

(6.625%/7.25% SENIOR UNSECURED PIK TOGGLE NOTES DUE 2027)

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE ORIGINAL INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO ATLAS FINANCIAL HOLDINGS, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE.

EXCEPT AS OTHERWISE PROVIDED IN SECTION 1.05 OF THE SECOND SUPPLEMENTAL INDENTURE, THIS NOTE MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, ONLY TO DTC, TO ANOTHER NOMINEE OF DTC OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

No. R-1	CUSIP No.: 049323 AB4
ISIN No.: US049323AB46
Atlas Financial Holdings, Inc.
Global Certificate initially representing
$26,639,856 aggregate principal amount of
6.625%/7.25% Senior Unsecured PIK Toggle Notes due 2027

Registered Owner:	Cede & Co.

Regular Record Date:	With respect to each Interest Payment Date, the close of business on the preceding January 12, April 12, July 12 and October 12, as the case may be (whether or not a Business Day).

Original Issue Date:	April 14, 2022

Stated Maturity:	April 27, 2027

Interest Payment Dates:	January 27, April 27, July 27 and October 27 of each year, commencing July 27, 2022

Interest Rate:	6.625%/7.25% per year

Authorized Denomination:	$1.00, or any integral multiples of $1.00 in excess thereof

This Global Certificate is in respect of a duly authorized issue of 6.625%/7.25% Senior Unsecured PIK Toggle Notes due 2027 (the “2027 Notes”) of Atlas Financial Holdings, Inc., a Cayman Islands exempted limited liability company (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof). The Company, for value received, hereby promises to pay to the Registered Owner, or registered assigns, the amount of principal of the 2027 Notes represented by this Global Certificate on the Stated Maturity shown above, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on each Interest Payment Date as specified above, commencing July 27, 2022, and on the Stated Maturity. Interest will be payable as follows: (a) Cash Interest (as defined below) on the 2027 Notes will accrue at a rate of 6.625% per annum and (b) any PIK Interest (as defined below) on the 2027 Notes will accrue at a rate per annum equal to 7.25% per annum and be payable (x) with respect to 2027 Notes represented by one or more Global Securities registered in the name of, or held by, DTC or its nominee on the relevant Regular Record Date (as defined below), by increasing the principal amount of the outstanding Global Security by an amount equal to the amount of PIK Interest for the applicable Interest Period (as defined below) (rounded down to the nearest whole dollar) and (y) with respect to 2027 Notes represented by definitive notes, by issuing PIK Notes in definitive form in an aggregate principal amount equal to the amount of PIK Interest for the applicable Interest Period (rounded down to the nearest whole dollar), and the Trustee will, at the request of the Company, authenticate and deliver such PIK Notes in definitive form for original issuance to the holders on the relevant Regular Record Date, as shown by the records of the register of holders. No fractional amounts will be paid. The payment of interest on the 2027 Notes in cash is referred to herein as “Cash Interest”); payment of interest on the 2027 Notes through an increase in the principal amount of the outstanding 2027 Notes or through the issuance of PIK Notes as described in the prior sentence is herein referred to as “PIK

Interest”. Following an increase in the principal amount of the outstanding Global Securities as a result of a PIK Payment, the 2027 Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. PIK Notes will be issued in definitive form solely if the 2027 Notes are in definitive form; any PIK Notes issued in definitive form will be dated as of the Original Issue Date thereof and will bear interest from and after such date. All 2027 Notes issued pursuant to a PIK Payment will mature on the Stated Maturity Date and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the 2027 Notes issued on the Original Issue Date. Interest will be paid on the 2027 Notes until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest at such rate to the extent permitted by law. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or any Redemption Date) will, as provided in the Indenture, be paid to the Person in whose name this 2027 Note is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 3.08 of the Original Indenture.

The Company has determined to pay PIK Interest on the first Interest Payment Date on July 27, 2022. In the event that the Company determines to pay PIK Interest for any Interest Period ending thereafter or prior to April 27, 2024, the Company will deliver a notice (a “PIK Notice”) to the Trustee no later than five (5) Business Days prior to the beginning of such Interest Period, which notice will state the total amount of interest to be paid on the Interest Payment Date in respect of such Interest Period and the amount of such interest to be paid as PIK Interest. The Company shall promptly deliver the PIK Notice to the holders or may request the Trustee deliver such notice to the holders on the Company’s behalf (which notice to the holders of beneficial interests in a Global Security may be given through the Depositary). For the avoidance of doubt, interest on the 2027 Notes in respect of any Interest Period following the first Interest Payment Date for which a PIK Notice is not delivered must be paid entirely as Cash Interest. Interest for the last Interest Period ending at Stated Maturity shall be payable entirely in cash. The 2027 Notes will be unsecured obligations of the Company and will rank equally in right of payment with all of the Company’s existing and future unsecured and unsubordinated indebtedness. The 2027 Notes will rank senior to any subordinated indebtedness of the Company.

“Interest Period” shall mean the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include the Original Issue Date and end on July 26, 2022 (the Interest Payment Date for any Interest Period shall be the Interest Payment Date occurring on the day immediately following the last day of such Interest Period). Payments of interest on this 2027 Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this 2027 Note shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this 2027 Note is not a Business Day (including the Redemption Date), then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal of and interest due on this 2027 Note at the Stated Maturity or upon redemption will be made upon surrender of this 2027 Note at the Corporate Trust Office of the Trustee in the United States. The principal of and Cash Interest due on this 2027 Note shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of Cash Interest will be made, subject to such surrender where applicable and subject to the Trustee’s arrangements with the Depositary, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Debt Security Register, or (ii) by wire transfer at such place and to such account at a banking institution in the United States of America as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS 2027 NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this 2027 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated:

Atlas Financial Holdings, INC.

By:
Name:	Scott D. Wollney
Title:	President and Chief Executive Officer

CERTIFICATE OF AUTHENTICATION
This is one of the 2027 Notes referred to in the within mentioned Indenture.

Wilmington Trust, National Association,
as Trustee

By:
Authorized Signatory
Dated:

REVERSE OF 2027 NOTE

1. This 2027 Note is one of a duly authorized issue of senior debt securities of the Company (the “Securities”) issued under an Indenture dated as of April 26, 2017 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of April 26, 2017 (the “First Supplemental Indenture” and as further supplemented by that Second Supplemental Indenture, dated as of April 14, 2022 by and between the Company and the Trustee (the “Second Supplemental Indenture” and the Base Indenture as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the 2027 Notes issued thereunder and of the terms upon which said 2027 Notes are, and are to be, authenticated and delivered. This 2027 Note comprises one of the 6.625%/7.25% Senior Unsecured PIK Toggle Notes due 2027, initially limited in aggregate principal amount of $26,639,856; provided, however, that (subject to the provisions of the Indenture) the aggregate principal amount of the 2027 Notes may be increased in the future with no limit, without the consent of the holders of the 2027 Notes, on the same terms and with the same CUSIP and ISIN numbers as the 2027 Notes (if any), except for the Original Issue Date and, if applicable, the first Interest Payment Date and the initial interest accrual date, provided that no Event of Default with respect to the 2027 Notes shall have occurred and be continuing. In connection with any PIK Payment, the Company is entitled to, without the consent of the holders (and without regard to any restrictions or limitations set forth under the Indenture including Section 1.10(d) of this Second Supplemental Indenture) to increase the outstanding principal amount of the 2027 Notes or to issue PIK Interest Notes under this Indenture on the same terms and conditions as the 2027 Notes. Additionally, on the Original Issue Date, the Company is entitled to, without the consent of the holders (and without regard to any restrictions or limitations set forth under the Indenture including Section 1.10(d) of the Second Supplemental Indenture) to increase the outstanding principal amount of the 2027 Notes to capitalize into the outstanding principal amount of the 2027 Notes all or any portion of any accrued and unpaid interest on the 2017 Notes. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

2. This 2027 Note is exchangeable in whole or, from time to time, in part for 2027 Notes in definitive registered form only as provided herein and in the Indenture. If (i) at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this 2027 Note or if at any time the Depositary shall no longer be registered or in good standing as a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, at such time as the Depositary is required to be so registered and the Depositary so notifies the Company and, in each case, the Company does not appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be or (ii) subject to the procedures of the Depositary, the Company in its sole discretion determines that this 2027 Note shall be exchangeable for 2027 Notes in definitive registered form and executes and delivers to the Security Registrar a written order of the Company providing that this 2027 Note shall be so exchangeable, this 2027 Note shall be exchangeable for 2027 Notes in definitive registered form, provided that the definitive 2027 Notes so issued in exchange for this 2027 Note shall be in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof and be of like aggregate principal amount and tenor as the portion of this 2027 Note to be exchanged. Except as provided above or in the Second Supplemental Indenture, owners of beneficial interests in this 2027 Note will not be entitled to have 2027 Notes registered in their names, will not receive or be entitled to physical delivery of 2027 Notes in definitive registered form and will not be considered the holders thereof for any purpose under the Indenture. None of the Company, the Trustee, any Paying Agent nor the Security Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this 2027 Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

3. If an Event of Default with respect to the 2027 Notes shall occur and be continuing, the principal of the 2027 Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

4. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the holders of greater than 50% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the 2027 Notes at the time Outstanding, on behalf of the holders of all 2027 Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this 2027 Note shall be conclusive and binding upon such holder and upon all future holders of this 2027 Note and of any 2027 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this 2027 Note.

5. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company pursuant to this 2027 Note and (b) restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this 2027 Note.

6. At any time and from time to time on April 14, 2025, or at any time thereafter, this 2027 Note will be redeemable at the Company’s option, in whole or in part, at a redemption price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to, but excluding, such Redemption Date. On any Interest Payment Date, the 2027 Notes will be redeemable at the Company’s option, in whole or in part, at a redemption price equal to 100% of the principal amount to be redeemed in an amount not to exceed the excess of the Outstanding principal amount of the 2027 Notes as of such Interest Payment Date (including, if applicable, any increases in principal in respect of any PIK Interest or additional PIK Notes issued as of such Interest Payment Date) over the original par amount of 2027 Notes Outstanding as of such Interest Payment Date. For avoidance of doubt, the amount which may be redeemed pursuant to the foregoing sentence shall not exceed the amount attributable to PIK Interest added to the principal amount of the then-Outstanding 2027 Notes plus any additional PIK Notes issued.

7. If less than all of the 2027 Notes are to be redeemed, the Trustee shall select the 2027 Notes or portions of 2027 Notes to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption 2027 Notes and portions of 2027 Notes in amounts of $1.00 and integral multiples of $1.00 in excess thereof and shall thereafter promptly notify the Company in writing of the numbers of 2027 Notes to be redeemed, in whole or in part; provided that if the 2027 Notes are represented by one or more Global Securities, interests in such Global Securities shall be selected for redemption by the Depositary in accordance with its standard procedures therefor.

8. No reference herein to the Indenture and no provision of this 2027 Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest due on this 2027 Note at the time, place and rate, and in the coin or currency, herein prescribed.

9. (a) As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 2027 Note is registrable in the Security Register, upon surrender of this 2027 Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company or the Security Registrar and duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new 2027 Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such exchange or registration of transfer, but the Company will require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
(b) Prior to due presentment of this 2027 Note for registration of transfer, the Company, the Trustee, any Paying Agent and the Security Registrar of the Company or the Trustee may deem and treat the Person in whose name this 2027 Note is registered as the absolute owner hereof for all purposes, whether or not this 2027 Note be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar, and neither the Company nor the Trustee nor any Paying Agent nor the Security Registrar shall be affected by notice to the contrary. Except as provided in Section 1.03 of the Second Supplemental Indenture (relating to the accrual of PIK Interest), all payments of the principal of and interest due on this 2027 Note made to or upon the order of the registered holder hereof shall, to the extent of the amount or amounts so paid, effectually satisfy and discharge liability for moneys payable on this 2027 Note.
(c) The 2027 Notes are issuable only in registered form without coupons in minimum denominations of $1.00, or any integral multiples of $1.00 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, 2027 Notes are exchangeable for a like aggregate principal amount of 2027 Notes of a different authorized denomination, as requested by the holder surrendering the same upon surrender of the 2027 Note or 2027 Notes to be exchanged at the office or agency of the Company.

10. No recourse shall be had for payment of the principal of or interest on this 2027 Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

11. This 2027 Note shall be deemed to be a contract made under the internal laws of the State of New York, and shall be construed in accordance with and governed by the laws of said State, without reference to its principles of conflict of laws, other than Sections 5-1401 and 5-1402 of the New York General Obligation Law.

12. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the 2027 Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to holders. No representation is made as to the accuracy of such numbers either as printed on the 2027 Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT - Custodian under Uniform Gift to Minors Act

(State)

TEN ENT	- as tenants by the entireties

JT TEN	- as joint tenants with right of survivorship and not as tenants in common.
Additional abbreviations may also be used though not on the above list.
FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

(please insert Social Security or other identifying number of assignee)
the within 2027 Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said 2027 Note on the books of the Company, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatsoever.

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY
The initial outstanding principal amount of this Global Security is $26,639,856. The following exchanges of a part of this Global Security for an interest in another Global Security or for a definitive 2027 Note, or exchanges of a part of another Global or definitive Security for an interest in this Global Security, have been made:

Date of Exchange or Increase	Amount of decrease in Principal Amount	Amount of increase in Principal	Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee or Custodian